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                                                                    EXHIBIT 23.1

                CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS


We consent to incorporation herein by reference of our report dated February 20, 1996, relating to the consolidated balance sheets of Chiron Corporation and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended and the related schedule, which report appears in the December 31, 1995 annual report on Form 10-K of Chiron Corporation.



                                                           KPMG PEAT MARWICK LLP


San Francisco, California
August 15, 1996